UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Securities Exchange Act of 1934

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THE BOEING COMPANY

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2025 INVESTOR UPDATE Copyright © 2025 Boeing. All rights reserved.

EXECUTIVE SUMMARY New Leadership to Guide the Company Forward § Following a comprehensive and independent search process, Kelly Ortberg was elected as the Company’s CEO effective August 2024; Mr. Ortberg is an experienced leader with a well- earned reputation for building strong teams and running complex engineering and manufacturing companies Independent and Experienced Board of Directors § Experienced Board with highly relevant mix of skills and experience to meet evolving business needs, including areas critical to safety oversight and risk management § Nine of our 11 director nominees have been added since 2019 as part of the Board’s deliberate and strategic refreshment efforts Board Committed to Strengthening Safety and Quality § The Board and Aerospace Safety Committee are actively engaged in overseeing the Company’s comprehensive Safety & Quality Plan aligned to four focus areas: investing in workforce training, simplifying plans and processes, eliminating defects, and elevating our safety and quality culture Pay Opportunities and Outcomes Aligned With Performance § Highly performance-based compensation program; 85% of new CEO target pay in 2024 (his year of hire) was variable § New CEO’s 2025 compensation aligned with the long-term interests of our shareholders and approximates the market median for the role § Long-term incentive awards granted in March 2024 were reduced from target by 22% to match the decline in share price between the Jan. 2024 737-9 door plug accident and grant date § 2024 outcomes demonstrate accountability and alignment with performance: ‒ $0 annual incentive payout for former CEO, David Calhoun, and average NEO payout was 14% of target ‒ 43% of long-term incentive target value realized upon vesting for 2022-2024 period Shareholder Proposal Topics Already Effectively Disclosed and Managed § Our existing management strategies, board oversight, disclosures and policies render the requests put forward in the shareholder proposals unnecessary 2 Copyright © 2025 Boeing. All rights reserved.

CEO HAS CHARTED A COURSE FORWARD Progressing on CEO Kelly Ortberg’s key focus areas to restore Boeing as an industry leader STABILIZE OUR BUSINESS EXECUTE DEVELOPMENT PROGRAMS 1 2 Gradually expand production, Enhance program management support the supply chain, continue to disciplines and improve risk implement our Safety & Quality Plan, management processes to better and prudently manage our balance execute on all project phases sheet CHANGE OUR CULTURE BUILD OUR FUTURE 3 4 Implement a values-based approach Reset priorities, execute on areas to facilitate culture change driven by within our control, create a leaner, increased leadership integration with more focused organization, and set our business and the people the foundation for Boeing’s future designing and building our products Comprehensive plan to re-establish trust and set the foundation for Boeing’s future 3 Copyright © 2025 Boeing. All rights reserved.

EXPERIENCED DIRECTORS TO OVERSEE OUR BUSINESS STRATEGY

BOEING



Bob Bradway
Chairman & CEO, Amgen

Extensive experience as a senior executive in the biotechnology industry and understanding of safety and regulatory regimes



Lynn Good
Former Chair & CEO, Duke Energy

Substantial executive leadership experience in a highly regulated, capital-intensive industry



Steve Mollenkopf ★★
Independent Chair
Former CEO, Qualcomm

Experience leading a complex business with a global reach and oversight of large-scale efforts to develop and test new technologies



Tim Buckley ★★
Former Chairman & CEO, Vanguard

Deep expertise in global investment management, financial markets, and investor perspectives



Lt. Gen. Stayce Harris ★★★
Retired United Airlines Pilot; Retired Lt. General and Former Inspector General, U.S. Air Force

Experienced pilot with hands-on familiarity with complex aerospace systems and Boeing aircraft



Kelly Ortberg ★★
President & CEO, Boeing

Expertise in aerospace technology, managing and integrating sophisticated technological systems and driving innovation in a highly regulated industry



Lynne Doughtie ★
Former U.S. Chairman & CEO, KPMG

Expertise in risk management, internal controls, culture change and regulatory compliance



Akhil Johri ★
Former EVP & CFO, United Technologies

Broad aerospace and supply chain leadership experience from a 30-year career at United Technologies



Adm. John Richardson ★★★
31st Chief of Naval Operations; Former Director of Naval Nuclear Propulsion Program, U.S. Navy

Deep crisis management and national security experience with 37 years of U.S. Navy service



David Gitlin ★
Chairman & CEO, Carrier Global

Senior-level experience in the aerospace industry as well as in manufacturing, safety and sustainable innovation



David Joyce ★★
Former President & CEO, GE Aviation; Former Vice Chair, General Electric Company

Demonstrated track record of safety leadership and operational excellence

★ = Joined the Board in 2025
★ = Joined the Board since the 2019 Annual Meeting
★ = Engineer
★ = Veteran

82%

of director nominees joined Board since the 2019 Annual Meeting

Tenure


2
8+ years
3
0-3 years
Average
~4 years
6
4-7 years

Fully engaged Board focused on effective oversight, including with respect to safety and risk management

Copyright © 2025 Boeing. All rights reserved.

4

DIRECTORS WITH A HIGHLY RELEVANT MIX OF SKILLS In-Depth Aerospace Expertise✓✓✓✓✓ 5 Engineering/Technology Leadership✓✓✓✓✓✓✓✓✓ 9 Complex Manufacturing Expertise✓✓✓✓✓✓ 6 ü Directors collectively bring the perspectives of Safety✓✓✓✓✓✓✓ 7 pilots, suppliers, Risk Management✓✓✓✓✓✓✓✓✓✓✓ 11 engineers and veterans Highly Regulated Industry Experience✓✓✓✓✓✓✓✓✓✓ 10 to boardroom discussions Cybersecurity/Digital Technology ✓✓✓✓ 4 ✓✓✓✓✓✓✓✓✓ Human Capital Management✓✓ 11 ü Board regularly assesses International Leadership and Global Relationships ✓✓✓✓✓✓✓✓✓ 9 skills and qualifications of Government/Military/Defense Contracting ✓✓✓✓ 4 individual directors and Experience the Board as a whole Environmental Risks/Sustainability ✓✓✓✓ 4 Fortune 500 Board Experience✓✓✓✓✓✓✓✓ 8 CEO of a Large Company ✓✓✓✓✓✓✓ 7 Fortune 500 CFO✓✓✓ 3 Senior Leadership Experience✓✓✓✓✓✓✓✓✓✓✓ 11 Highly qualified Board brings a range of experience in areas critical to Boeing’s long-term strategy 5 Copyright © 2025 Boeing. All rights reserved. BRADWAY BUCKLEY DOUGHTIE GITLIN GOOD HARRIS JOHRI JOYCE MOLLENKOPF ORTBERG RICHARDSON TOTAL

COMPREHENSIVE SAFETY & QUALITY PLAN

We have continued to make meaningful progress in-line with our Safety & Quality Plan, addressing several key improvement areas while strengthening our safety management, quality assurance and safety culture across our production systems

Investing in Workforce Training

- Conducted mandatory product safety and quality training for all employees
- Strengthened training for mechanics and quality inspectors with an enhanced support system, including workplace coaches, peer trainers, and skill enhancement centers
- Added hundreds of hours of new curriculum to training programs, including quality proficiency, SMS Positive Safety Culture, and critical skills
- Trained 2,500+ employees in our new Foundational Training Center

Simplifying Plans & Processes

- Released initial simplified installation plans into 737 production
- Updated "stamping" system for mechanics and quality inspectors to display employee names for completed work
- Instituted new random quality audits of documented removals in high frequency areas to ensure compliance
- Mapped and prepared thousands of governance documents and work instructions for revision

Eliminating Defects

- Reduced defects in 737 fuselage assembly at Spirit AeroSystems by increasing inspection points and implementing quality approval process
- Implemented tool control centralized ownership in targeted 737 and 787 final assembly areas
- Developed embedded management and metrics for "foreign object debris" prevention in critical work areas
- Fully implemented a new work in process system and procedure in 737 and 787 final assembly that tracks and secures parts for manufacturing work that is not yet complete to prevent loss or improper use

Elevating Safety & Quality Culture

- Addressed 75%+ of action items in Commercial Airplanes based on employee feedback during Quality Stand Down sessions, with the remainder scheduled for resolution in 2025
- Implemented employee involvement teams across Airplane Programs and Fabrication to bring teammates from different work disciplines together to raise and solve issues, ask questions, and offer assistance
- Invested in improvements to the Speak Up system to further strengthen confidentiality protections for reportants, enhance reporting interface, and keep employees informed of status and resolution of their reports
- Implemented "move ready" criteria across final assembly for the 737, 787 and portions of 767 and 777 aircrafts to manage traveled work
- Hired a new Human Factors Functional Chief Engineer

KEY PERFORMANCE INDICATORS

- Employee Proficiency
- NoE Rework Hours
- Supplier Shortages
- Rework Hours per Airplane
- Travelers at Factory Rollout
- Ticketing Performance

Comprehensive actions to enhance quality assurance and controls across the Company

Copyright © 2025 Boeing. All rights reserved.

6

ROBUST SHAREHOLDER OUTREACH PROGRAM

BOEING

2024 Shareholder Outreach and Engagements[1]

Total Contacted	Total Engaged	Total Director Engaged
~49% of outstanding shares	**~45%** of outstanding shares	**~43%** of outstanding shares

~100
Additional shareholder meetings in 2024 among the CEO, CFO and/or business unit CEOs in one-on-one or small-group meetings to discuss business, financial performance, strategy and other topics of interest to investors

Recent Actions Informed by Shareholder Feedback

- ✓ Helped develop list of key skills and expertise necessary for new CEO
- ✓ Enhanced proxy disclosure of CEO succession process
- ✓ Disclosed safety updates on our website in January 2025, showing progress on our Safety & Quality Plan, delivering on our commitment to providing a one-year follow-up from the January 2024 door plug accident
- ✓ Adopted a single enterprise incentive score for the 2025 annual incentive plan to promote alignment on operational priorities, accountability and a culture of unity
- ✓ Enhanced proxy disclosure regarding human capital management and culture
- ✓ Continued robust disclosures on safety, sustainability, and political advocacy topics

[1]Percentages calculated based on shares outstanding as of December 31, 2024

Committed to regularly and proactively engaging with shareholders

Copyright © 2025 Boeing. All rights reserved.

7

2024 EXECUTIVE OFFICER COMPENSATION The below compensation program applied to each NEO, other than Mr. Ortberg, whose compensation is detailed on slide 10 Element Vehicle Metrics and Key Features Base Cash§ Based on skills, experience, and demonstrated performance Salary § Payouts dependent on an Incentive Score and an Individual Performance Score Annual Cash Incentive Incentive Score Financial Performance (weighted 40% for Commercial Airplanes, 75% for Defense and Global Services) Commercial Airplanes: Defense, Space & Security: Global Services: § Free cash flow § Free cash flow § Free cash flow § Revenue § Operating earnings § Revenue § Operating earnings § Operating earnings Executives not aligned to a single business unit received the average of the three scores Operational Performance (weighted 60% for Commercial Airplanes, 25% for Defense and Global Services) § Updated in 2024 to exclusively focus on safety and quality; metrics include traveled work, rework, shadow factories, employee safety and distribution safety LTI awards granted in 2024 Individual Performance Score reduced by § Based on assessment of NEO performance against pre-set product safety metrics and performance against our core values and key leadership behaviors 22% from targets, Long- PRSUs § Must deliver meaningful shareholder return before providing value reflecting the Term (55%) - Payout range from 0 to 200% of target number of units granted decline in share Incentive price between - Based on achievement of pre-set cumulative free cash flow goals over the 2024-2026 performance period January 2024 § Subject to reduction if two critical 2024 product safety milestones not completed by 2024 year-end door plug RSUs accident and § Subject to three-year vesting grant date (45%) Compensation program designed to align executive incentives with shareholder interests 8 Copyright © 2025 Boeing. All rights reserved.

2024 OUTCOMES ALIGNED WITH PERFORMANCE Annual Incentive Long-Term Incentive 2022-2024 Long-Term Incentive Program Outcomes 2024 Annual Incentive Scores 50% 50% Premium-Priced Stock Options Restricted Stock Units Commercial Airplanes 0% Defense, Space & Security 0% $261 $0 $344 $217 $186 Exercise price Exercisable Stock price to Grant price Vesting date Global Services 56% (120% of stock value on reach for PPSOs price price on date vesting date to deliver target (2/18/2025) Enterprise of grant) (2/16/2025) value 19% (average of the three business units) Mr. Calhoun’s annual incentive payout for 2024 $0 of LTI target value realized upon vesting 43% Assumes zero exercisable value for vested underwater PPSOs Average NEO payout was 14% of target Note: Mr. Ortberg, who joined the Company in August 2024 did not participate in our 2024 annual incentive plan or long-term incentive program. Slide reflects outcomes for all other NEOs Payouts tied directly to performance 9 Copyright © 2025 Boeing. All rights reserved.

KELLY ORTBERG’S COMPENSATION In connection with Ortberg’s election as CEO in 2024 and to immediately align his interests with those of our shareholders, the Board approved the following competitive compensation elements: Element Amount and Key Features 2024 CEO Target Compensation 1 Reflects Mr. Ortberg’s target compensation for Base Salary $1,500,000 year of hire Cash Award $1,250,000 Fixed 15% 15% $8,000,000 vesting in three annual installments on each of the first, second and third RSU Award anniversaries of grant date Cash 15% $8,000,000 with an exercise price of 120% of the stock price on grant date; vests in three Premium-Priced Stock Option Stock-Based installments of 25%, 25% and 50% on each of the second, third and fourth anniversaries of Award 85% grant date Variable 85% 85% The Board approved the following compensation elements for 2025: Fixed Pay Element Amount and Key Features Long-Term Incentive Base Salary $1,500,000 Annual Incentive Target $3,000,000 Long-Term Incentive Target $17,500,000 Total Target Direct $22,000,000 Compensation 1 Represents annual base salary rate Compensation package designed to attract, retain and incentivize our new CEO 10 while aligning with shareholder interests Copyright © 2025 Boeing. All rights reserved.

2025 COMPENSATION – KEY CHANGES Compensation Committee approved key changes to our compensation program aimed at promoting accountability, focusing on strategic and operational Company priorities and appropriately incentivizing our leadership team 2025 Annual Incentive Plan 2025 - 2027 Long-Term Incentive Program Instead of separate incentive scores for each business unit, the 2025 plan has a single enterprise incentive score based on financial performance Instead of PRSUs (55%) and RSUs (45%), the 2025-2027 program is (80%) and operational performance (20%) to unify our workforce behind the comprised of PPSOs (55%) and RSUs (45%) core work we must do to restore trust with our stakeholders Financial Performance: PPSOs: ü Based on pre-established targets for free cash flow, revenue and core earnings per § In February 2025, the Board granted PPSOs with a ten-year term instead of share PRSUs due to the extraordinary uncertainty of our current business Operational Performance: environment, including our recent performance and operational challenges, regulatory and geopolitical uncertainty, lingering impacts of the IAM 751 ü Reinforce our Company-wide focus on two strategic pillars – Safety and Execution work stoppage, geopolitical volatility and ongoing disruption in our supply ü Safety pillar will assess key performance indicators focused on safety and production base health developed in coordination with the FAA in 2024 • Will also assess implementation of action items for 2025 as well as performance § Compensation Committee’s ability to set realistic long-term financial goals against employee injury reduction goals with an appropriate amount of stretch is severely challenged by the current environment ü Execution pillar based on progress toward milestones established for 2025 under our long-range business plan § Therefore, the Committee determined that PPSOs are the best vehicle for Individual Performance incentivizing long-term performance and improvement for our shareholders ü Continued focus on each leader’s oversight of safety-related considerations Further aligning executive compensation with our key focus areas and long-term shareholder interests 11 Copyright © 2025 Boeing. All rights reserved.

SHAREHOLDER PROPOSALS Item 4: Shareholder Proposal Regarding a Report on DEI and Related Risks | National Legal and Policy Center (NLPC) Item 5: Shareholder Proposal Regarding a Civil Rights Audit | John Chevedden The Board believes that these proposals would result in the diversion of management time and resources and are unnecessary, and would therefore not add value to shareholders § Boeing has developed strong, clear and effective policies and practices designed to attract and retain the best talent of whatever background, create a culture of inclusion, adhere to legal requirements, and return value to our shareholders ü We select, develop, promote, and retain the best-qualified people based on their experience and demonstrated performance without regard to race, color, religion, national origin, gender, sexual orientation, gender identity, age, physical or mental disability, genetic factors, military and veteran status, or other characteristics covered by law ü Our policy prohibits discrimination or harassment based on any of the above factors, as well as retaliation against a person who has made a complaint or given information regarding possible violations of this policy ü Recently established a Global Talent, Development & Employee Experience organization within Human Resources to build a pipeline of excellence and strengthen the employee experience across our company ü As a U.S. federal contractor, we had historically been legally required to develop affirmative action programs to address representation gaps, but the law in this area has recently changed, and we are evaluating our policies and practices to ensure that we continue to comply with new legal and contractual requirements § Boeing is committed to strong Board oversight and transparency through comprehensive human capital management reporting in our public disclosures ü The Compensation Committee of the Board is responsible for monitoring and reviewing human capital management, including inclusion and belonging ü The EVP and Chief Human Resources Officer briefs the Compensation Committee and the full Board on the Company’s hiring and promotions practices, including actions related to inclusion and belonging, and our Law and Human Resources organizations are collectively responsible for ensuring that our policies and actions are consistent and compliant with all applicable laws and regulations ü To maintain transparency and accountability, we have made robust public disclosures, including our workplace demographic data in our consolidated EEO-1 report and our human capital management initiatives in our Sustainability & Social Impact Report Board unanimously recommends a vote AGAINST both of these proposals 12 Copyright © 2025 Boeing. All rights reserved.

WE ASK FOR YOUR SUPPORT AT OUR 2025 ANNUAL MEETING Proposal 1. FOR Election of 11 Director Nominees Proposal 2. FOR Advisory Vote on Named Executive Officer Compensation Proposal 3. FOR Ratify the Appointment of Deloitte & Touche LLP as Independent Auditor for 2025 Proposal 4. AGAINST Shareholder Proposal – Report on DEI and Related Risks Proposal 5. AGAINST Shareholder Proposal – Civil Rights Audit 13 Copyright © 2025 Boeing. All rights reserved.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and other similar words or expressions, or the negative thereof, generally can be used to help identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, industry projections and outlooks, plans, objectives and goals, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, production quality issues, commercial airplane production rates, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as significant delays in U.S. government appropriations; (5) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (6) work stoppages or other labor disruptions; (7) competition within our markets; (8) our non-U.S. operations and sales to non-U.S. customers; (9) changes in accounting estimates; (10) our pending acquisition of Spirit AeroSystems Holdings, Inc. (Spirit), including the satisfaction of closing conditions in the expected timeframe or at all; (11) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures, including anticipated synergies and quality improvements related to our pending acquisition of Spirit; (12) our dependence on U.S. government contracts; (13) our reliance on fixed-price contracts; (14) our reliance on cost-type contracts; (15) contracts that include in-orbit incentive payments; (16) management of a complex, global IT infrastructure; (17) compromised or unauthorized access to our, our customers’ and/or our suppliers’ information and systems; (18) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (19) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (20) potential environmental liabilities; (21) effects of climate change and legal, regulatory or market responses to such change; (22) credit rating agency actions and our ability to effectively manage our liquidity; (23) substantial pension and other postretirement benefit obligations; (24) the adequacy of our insurance coverage; (25) customer and aircraft concentration in our customer financing portfolio; (26) the dilutive effects of future issuances of our common stock; and (27) the preferential treatment of our 6% mandatory convertible preferred stock. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. 14 Copyright © 2025 Boeing. All rights reserved.